Exhibit 10.2

EFFECTIVE DATE – June 6, 2016

BIOGEN INTERNATIONAL GMBH (FORMERLY KNOWN AS "BIOGEN IDEC INTERNATIONAL GMBH")

AND

ACORDA THERAPEUTICS, INC.

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AMENDED AND RESTATED ADDENDUM #2 TO THE SUPPLY AGREEMENT BETWEEN ACORDA THERAPEUTICS, INC AND BIOGEN IDEC INTERNATIONAL GMBH DATED JUNE 30, 2009, AS AMENDED
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CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.  SUCH OMITTED PORTIONS, WHICH ARE MARKED WITH BRACKETS [       ] AND AN ASTERISK*, HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [ ] and an asterisk*, have been separately filed with the Securities and Exchange Commission.

AMENDED AND RESTATED ADDENDUM #2 TO THE SUPPLY AGREEMENT

This Amended and Restated Addendum #2 (the Amended and Restated Addendum #2) is made as of the Effective Date between:

 Biogen International GmbH (formerly known as "Biogen Idec International GmbH") a company incorporated in Switzerland, whose registered office is at Landis & Gyr Strasse, 6300 Zug, Switzerland, (Biogen)

and

Acorda Therapeutics, Inc., a company incorporated in Delaware, whose registered office is at 420 Saw Mill River Road, Ardsley, NY 10502, USA, (Acorda)

(together the Parties and individually a Party)

RECITALS
Whereas, the Parties entered into a Collaboration and License Agreement dated June 30, 2009, as amended, for Product in the Territory (the "License Agreement").

Whereas, the Parties entered into an Agreement regarding supply of Product to Biogen Idec in the Territory, dated June 30, 2009, as amended, (the "Supply Agreement");

Whereas, the Supply Agreement has certain provisions related to Launch Stock and Safety Stock for Product;

Whereas, the Parties entered into Addendum #2 to the Supply Agreement dated August 28, 2010  related to requirements for Launch Stock and Safety Stock for Product in order to adhere to country standards and requirements; and

Whereas, Biogen has requested another amendment to the Supply Agreement related to requirements for Launch Stock and Safety Stock for Product and Acorda desires to grant such amendment, in accordance with the terms and conditions of this Amended and Restated Addendum #2.

AGREEMENT

In consideration of the premises and mutual covenants herein contained, the Parties hereby agree as follows:

1.  Definitions.  Unless the context otherwise requires, all other capitalised terms and expressions used in this Amended and Restated Addendum #2 that are defined in the Supply Agreement and the License Agreement shall have the same meaning when used in this Addendum #2.

2.      Section 4.4 Launch Stock of the Supply Agreement is hereby deleted and replaced with a new Section 4.4 that reads as follows:

"Launch Stocks."  At least [***] prior to an anticipated Regulatory Approval in a Major Market Country, the Parties shall discuss and agree upon the manufacture and purchase of specific quantities of Launch Stocks for the launch of Product in the applicable Major Market Country. Launch Stocks shall be ordered

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [ ] and an asterisk*, have been separately filed with the Securities and Exchange Commission.

not later than [***] from receipt of an approval letter from a Regulatory Authority in respect of a NDA in each such Major Market Country."

3.        Section 4.8 Safety Stock of the Supply Agreement is hereby deleted and replaced with a new Section 4.8 that reads as follows:

"Safety Stock."

(a) Major Market Countries.  Licensee shall maintain, prior to Regulatory Approval of Product in the Field in Major Market Countries and until [***] after such Regulatory Approval of Product in the Field in Major Market Countries, safety stock [***] supply of Product, measured, as of any date, based on Licensee's Forecast. Licensee shall maintain [***] of safety stock in Major Market Countries beginning [***] after Regulatory Approval and throughout the Term measured, as of any date, by Licensee's Forecast.    All safety stock shall be maintained at Licensee's own risk and expense.

(b) Other Countries.  In other countries in the Territory (for the purposes of clarity, except the Major Market Countries), Licensee shall maintain safety stocks for each country that is appropriate in accordance with Licensee's standard procedures or Licensee's experience.  All safety stock shall be maintained at Licensee's own risk and expense.

(c)  Country Requirements.  In the event that the safety stock requirements above do not adhere to the legal or regulatory requirements in any country in the Territory, Licensee shall provide Acorda with a listing of such country requirements and Acorda and Licensee, through the JMC, will work together in good faith to agree on an appropriate adjustment to the safety stock levels.  If the JMC fails to reach unanimous agreement on the matter for a period in excess of thirty (30) days, the matter shall be referred to the JSC in accordance with Section 2.4 of the Supply Agreement.

(d) In the event that Licensee depletes its supply of Product in any country due to maintaining low levels of safety stock, Acorda will not adjust its orders for Product in the Acorda Territory to accommodate Licensee's needs.

4.  Except to the extent expressly modified in this Amended and Restated Addendum #2, the terms and conditions of the Agreement shall remain in full force and effect.

The authorised signatories of the Parties have executed this Amended and Restated Addendum #2 as of the Effective Date.

BIOGEN INTERNATIONAL GMBH By: /s/ Anne Marie de Jonge Schuermans Anne Marie de Jonge Schuermans VP Manufacturing Operations	ACORDA THERAPEUTICS, INC. By: /s/ Ron Cohen Ron Cohen President and Chief Executive Officer